Exhibit 8.1

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606-4637

October 13, 2016	Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com

Macquarie Leasing Pty Limited

Level 6

50 Martin Place

Sydney, NSW 2000

Australia

Attention: The Directors

Re:	Macquarie Leasing Pty Limited

Registration Statement on Form SF-3

Registration No. 333-207127

Ladies and Gentlemen:

We have acted as special United States federal tax counsel to Macquarie Leasing Pty Limited (the “Company”), a limited liability company incorporated under the Australian Corporations Act 2001 (Cth), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company and the offering of the Class A-1 US$ Notes, Class A-2a US$ Notes, Class A-3a US$ Notes and Class A-4a US$ Notes (collectively, the “Notes”) described in the final prospectus dated October 6, 2016 (the “Prospectus”) which has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Notes will be issued by Perpetual Trustee Company Limited, in its capacity as trustee (the “Trustee”) of the SMART ABS Series 2016-2US Trust (the “Series Trust”) pursuant to the terms of the SMART ABS Series 2016-2US Trust US$ Note Trust Deed, dated September 29, 2016 (the “US Note Trust Deed”), among the Company, Macquarie Securities Management Pty Limited, a corporation organized under the laws of the Commonwealth of Australia (the “Manager”), the Trustee, and The Bank of New York Mellon, as US$ note trustee (the “US$ Note Trustee”). The Series Trust will be governed by (i) Master Trust Deed, (ii) the SMART ABS Series 2016-2US Trust Trust Creation Deed, dated September 14, 2016 (the “Trust Creation Deed”), made by the Trustee, and (iii) the SMART ABS Series 2016-2US Trust Series Supplement, dated September 29, 2016 (the “Series Supplement”), among Macquarie Leasing, the Manager, the Trustee, and Macquarie Bank Limited, a corporation organized under the laws of the Commonwealth of Australia. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Prospectus.

In that regard, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Prospectus, the US$ Note Trust

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

MAYER BROWN LLP

Macquarie Leasing Pty Limited

Deed, the Master Trust Deed, the Trust Creation Deed, the Series Supplement and other documents prepared in connection with the issuance of the Notes (collectively, the “Operative Documents”). In addition, we have assumed that the Operative Documents with respect to the Notes are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof.

We hereby confirm and adopt the Opinions set forth in the Prospectus (to the extent they relate to federal income tax consequences) forming part of the Registration Statement under the captions “Summary—U.S. Tax Considerations” and “U.S. Federal Income Tax Matters.”

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (“IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the IRS.

We know that we are referred to under the captions referred to above included in the Prospectus, and we hereby consent to the use of our name therein and to the use of this opinion for filing of this opinion as Exhibit 8.1 to a Form 8-K filed in connection therewith, without admitting we are “experts” within the meaning of the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or Prospectus, including this exhibit.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP